UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026 (November 5, 2026)

Remora Capital Corporation
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01897	33-2299238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 West End Avenue, Suite 500, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 380-1095

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Remora Capital Corporation (the “Company”) held its Annual Meeting of Stockholders on November 5, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company submitted one proposal to the vote of the stockholders, voting together as a single class, which is described in detail in the Company’s proxy statement dated August 13, 2026. As of August 7, 2026, the record date for the Annual Meeting, 21,359,015 shares of common stock and 332,696 shares of preferred stock were eligible to be voted.

On November 5, 2026, the proposal was submitted to the vote of the stockholders. Of the shares eligible to be voted, 11,329,235 were voted in person or by proxy in connection with the proposals.

The proposal submitted to a vote of the stockholders of the Company at the Annual Meeting was approved as follows:

Proposal 1: Election of Director

The Company’s stockholders elected Daniel Mafrice as director to serve for a three year term, or until his successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Nominee	Total Votes For	Total Votes Withheld

Daniel Mafrice	11,042,512	286,723

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remora Capital Corporation

Date: November 10, 2026	By:	/s/ Kyleah Adamson
Name: Kyleah Adamson
Title: Chief Financial Officer